Filed pursuant to Rule 424(b)(3)

Under the Securities Act of 1933, as amended

Registration No. 333-213600

DELMAR PHARMACEUTICALS, INC.

3,578,106 Shares of Common Stock

Prospectus

This prospectus relates to the public offering of up to 3,578,106 shares of common stock of DelMar Pharmaceuticals, Inc. by the selling stockholders, including 2,255,606 shares issuable upon conversion of outstanding shares of Series B Preferred Stock, 1,262,500 shares issuable upon exercise of outstanding warrants, and 60,000 outstanding shares.

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of common stock by the selling stockholder. We will pay the expenses of registering these shares.

Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 3 of this prospectus before purchasing any of the shares offered by this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “DMPI”. The last reported sale price of our common stock on the NASDAQ Capital Market on September 9, 2016, was $ 7.10 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2016.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus, until the selling stockholders sells all of our securities registered under this prospectus:

●	Our Annual Report on Form 10-K for the year end June 30, 2016, filed with the SEC on September 13, 2016; and

●	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-37823) filed with the SEC on July 8, 2016;

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Scott Praill, DelMar Pharmaceuticals, Inc., Suite 720-999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5, telephone number 604-629-5989.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our common stock. The terms “DelMar,” the “Company,” “we,” “our” or “us” in this prospectus refer to DelMar Pharmaceuticals, Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise. All shares numbers herein give effect to the 4-for-1 reverse split of the Company’s common stock effected on May 20, 2016.

About DelMar

DelMar Pharmaceuticals, Inc. (the “Company”) is a Nevada corporation formed on June 24, 2009.

DelMar Pharmaceuticals, Inc. is the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, which is a clinical and commercial stage drug development company with a focus on the treatment of cancer. We are conducting clinical trials in the United States with our product, VAL-083, as a potential new treatment for glioblastoma multiforme (“GBM”), the most common and aggressive form of brain cancer. We have also acquired certain exclusive commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer. We plan to seek marketing partnerships in China, and other jurisdictions, in order to potentially generate future royalty revenue as well as to pursue independent development and commercialization of VAL-083 and potentially other product candidates that we may acquire or discover through our research activities.

We have incurred losses since our inception. Since our inception on April 6, 2010 through June 30, 2016, we have accumulated net losses of $32,237,859. We incurred net losses of $8,864,864 and $4,347,767 for the years ended June 30, 2016 and June 30, 2015, respectively.

Our principal executive offices are located a Suite 720-999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5. Our telephone number is (604) 629-5989. We maintain an Internet website at www.delmarpharma.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink

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Recent Developments

From April 29, 2016 through June 20, 2016, the Company entered into securities purchase agreements (the “2016 Purchase Agreements”) with accredited investors (“2016 Private Placement Investors”), pursuant to which the Company sold an aggregate of 902,238 shares of Series B Preferred Stock for aggregate gross proceeds of $7,217,904 (the “2016 Private Placement”).

In connection with the 2016 Private Placement, on April 29, 2016, the Company filed a Certificate of Designation (the “Series B Certificate of Designation”) with the Secretary of State of Nevada to designate the preferences, rights and limitations of the Series B Preferred Stock. Pursuant to the Series B Certificate of Designation, the Company designated 1,000,000 shares of the Company’s preferred stock as Series B Preferred Stock. The Series B Preferred Stock has a Stated Value of $8.00 per share. The Series B Preferred Stock is convertible at the option of the holder into such number of shares of the Company’s common stock equal to the number of shares of Series B Preferred Stock to be converted, multiplied by the stated value of $8.00 (the “Stated Value”), divided by the Conversion Price in effect at the time of the conversion (the initial conversion price is $3.20, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series B Preferred Stock will automatically convert to common stock at the earlier of (a) the Company’s lead product candidate, VAL-083, receiving Food and Drug Administration or European Medicines Agency approval (provided that, at the time of such approval, the closing bid price of the common stock is at least $8.00 (subject to adjustment for stock splits or stock dividends) or (b) five years from the final closing of the 2016 Private Placement. Pursuant to the Series B Certificate of Designation, holders will receive cumulative dividends at a rate of 9% per year, payable quarterly in arrears in shares of common stock (“PIK Shares”), valued based on the conversion price of the Series B Preferred Stock. The Series B Preferred Stock votes on an as-converted basis with the Company’s common stock and upon any liquidation, dissolution or winding-up of the Company the holders of the Series B Preferred Stock will be entitled to receive, pari passu with the Series A Preferred Stock, for each share of Series B Preferred Stock an amount equal to the Stated Value per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock or the Company’s Special Voting Preferred Stock.

In connection with the 2016 Private Placement, the Company and the 2016 Private Placement Investors also entered into a Royalty Agreement (the “Royalty Agreement”), that will pay to the 2016 Private Placement Investors, in aggregate, a royalty based on their pro rata ownership of the Series B Preferred Stock equal to a percentage of net revenue for VAL-083 products sold directly by the Company and a percentage of cash received by the Company pursuant to VAL-083 licensing or partnering agreements.

The 2016 Private Placement Investors’ royalty rights include a right, until such time as a 2016 Private Placement Investor converts its Series B Preferred Stock into common stock, to:

(i) receive a royalty payment when same are paid out by the Company; and

(ii) receive any Vested Royalties on the applicable Record Date.

Upon conversion of a 2016 Private Placement Investor’s Series B Preferred Stock, such 2016 Private Placement Investor will no longer receive ongoing royalty payments but will be entitled to receive any residual royalty payments in respect of Vested Royalties. “Vested Royalties” are royalties that vest each year during the first three years after the date of the closing of the 2016 Private Placement, in equal thirds, with holders who hold Series B Preferred Stock upon each of the first, second and third 12-month anniversary dates of the closing of the 2016 Private Placement. Any holder that exercises its conversion rights prior to 36 months after the closing will only receive payments in respect of rights vested before the conversion and all unvested portions of the royalty will be added back in to the pool of the remaining holders for distribution.

Pursuant to the 2016 Purchase Agreements, the Company agreed to use commercially reasonable efforts to file a registration statement for the resale of the share of common stock issuable upon conversion of the shares of Series B Preferred Stock within the earlier of (a) 60 days of the listing of the Company’s common stock on the Nasdaq Capital Market or the NYSE MKT or (b) 180 days from the final closing of the 2016 Private Placement.

About this Offering

This prospectus includes the resale of 3,578,106 shares of common stock, consisting of (i) 2,255,606 shares issuable upon conversion of outstanding shares of Series B Preferred Stock sold in the 2016 Private Placement, (ii) 60,000 shares of common stock issued to a consultant for services in July 2016, and (iii) 1,262,500 shares issuable upon exercise of outstanding warrants issued to designees of the placement agent for the Company’s private placement completed in the first quarter of 2013. The warrants, as amended, have an exercise price of $3.144 and expire June 30, 2019.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”, which represent our projections, estimates, expectations or beliefs concerning, among other things, financial items that relate to management’s future plans or objectives or to our future economic and financial performance. In some cases, you can identify these statements by terminology such as “may”, “should”, “plans”, “believe”, “will”, “anticipate”, “estimate”, “expect” “project”, or “intend”, including their opposites or similar phrases or expressions. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by the Company or any other person that the events or plans of the Company will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. Except as may be required under applicable securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this report or to reflect the occurrence of unanticipated events.

You should review the factors and risks we describe under “Risk Factors” in this prospectus and in the Company’s other filings with the Securities and Exchange Commission, available at www.sec.gov. Actual results may differ materially from any forward-looking statement.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds resulting from the sale of common stock by the selling stockholders, although we may receive proceeds from the exercise of warrants for cash. We intend to use such proceeds, if any, for general corporate purposes.

SELLING STOCKHOLDERS

This prospectus relates to the offering by the selling stockholders of up to 3,578,106 shares of common stock by the selling stockholders, including 2,255,606 shares issuable upon conversion of outstanding shares of Series B Preferred Stock, 1,262,500 shares issuable upon exercise of outstanding warrants, and 60,000 outstanding shares.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the names of the selling stockholders, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholders before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as set forth below, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. As of September 9, 2016, there were 10,317,193 shares of our common stock outstanding.

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We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholder may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholder upon the termination of the offering.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before Offering	Number of Shares of Common Stock Offered		Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering
Jeffrey Bacha (2)	1,057,065	7,813	(1)	1,049,252	7.1%
Dennis Brown (3)	1,038,251	7,500	(1)	1,030,751	7.3%
Erich Mohr (4)	53,797	23,438	(1)	30,359	*
Robert Toth, Jr. (4)	44,175	3,250	(1)	40,925	*
Anthony Scott Praill (5)	162,019	9,375	(1)	152,644	1.1%
J.G. Cranston & Associates, Inc. (6)	3,173	3,125	(1)	48	*
Onbelay Capital Inc. (7)	84,442	12,500	(1)	71,942	*
Wenxia Lou	7,933	7,813	(1)	120	*
Radha Freese	66,790	28,125	(1)	38,665	*
John C. Boyer II and Marilyn L Boyer JTWROS	6,346	6,250	(1)	96	*
Stanley Goldstein	17,768	17,500	(1)	268	*
Ehrlich Family Trust 1/24/94	7,933	7,813	(1)	120	*
Xinyue Zhang	7,933	7,813	(1)	120	*
Hongyu Chen	15,864	15,625	(1)	239	*
Lincoln Park Capital Fund, LLC	339,411	125,000	(1)	214,411	1.8
GJG Life Sciences LLC	510,270	400,001	(1)	110,269	*
Gregory M Sims and Brenda C Sims JTWROS	25,383	25,000	(1)	383	*
William R. Lefever	219,456	62,500	(1)	156,956	1.3
Robert & Susan DeRose Family Trust 11/18/86	7,933	7,813	(1)	120	*
Michael Leiter	137,740	15,625	(1)	122,115	1.0
Walter I. Leiter Trust UAD 4/4/08	23,720	23,438	(1)	282	*
Randel W. Green	47,592	46,875	(1)	717	*
Brian Keller and Debbie Keller JTWROS	16,472	3,125	(1)	13,347	*
Joel Pruzansky	3,173	3,125	(1)	48	*
Wayne Howard and Sue Howard JTWROS	3,207	3,158	(1)	49	*
Jerome Gildner	79,320	78,125	(1)	1,195	*
Union Square Energy Advisors, LTD.	31,982	31,500	(1)	482	*
Siltstone Holdings, LLC	31,728	31,250	(1)	478	*
Siltstone Capital Partners, LP	6,346	6,250	(1)	96	*
Joseph E Heller and Christine D Heller JTWROS	23,847	6,250	(1)	17,597	*
Anthony Lightman	5,077	5,000	(1)	77	*
Leonard Frayman	3,173	3,125	(1)	48	*
Felix Frayman IRA COR Clearing Custodian	15,864	15,625	(1)	239	*
George Naumov IRA COR Clearing Custodian	11,346	6,250	(1)	5,096	*
Anne Marie Dusatko IRA COR Clearing Custodian	7,933	7,813	(1)	120	*
Steven Wallitt	6,346	6,250	(1)	96	*
AT Media Corp.	170,383	25,000	(1)	145,383	1.2
Eric Love	10,153	10,000	(1)	153	*
Marianna Reis	5,077	5,000	(1)	77	*
Hannahlu Ventures, LP	22,692	12,500	(1)	10,192	*
Hillcrest Acquisitions, LLC	31,728	31,250	(1)	478	*
Mark A. Stegemoeller	15,230	15,000	(1)	230	*
Bradley Richmond (10)	1,587	1,563	(1)	24	*
Nelson E. Wert	17,768	17,500	(1)	268	*
Adam Stern (12)	73,395	31,250	(1)	42,145	*

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Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before Offering	Number of Shares of Common Stock Offered		Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering
Natalie E. Cohen and Daniel M. Cohen JTWROS	7,933	7,813	(1)	120	*
RL Capital Partners, LP (14)	15,864	15,625	(1)	239	*
RBC Capital Markets LLC Cust FBO Ronald Lazar (IRA) (14)	7,933	7,813	(1)	120	*
Vishanta Trust	17,694	17,500	(1)	194	*
Maura Kelly Trust	15,864	15,625	(1)	239	*
M.A. Patterson and Barbara McShane, Trustees of the Patterson and McShane Trust dated July 7, 2005	15,156	15,000	(1)	156	*
Robert Frome	11,106	10,938	(1)	168	*
Jamie Polak (14)	7,933	7,813	(1)	120	*
Michael J. Pierce	15,864	15,625	(1)	239	*
Fred Polak S	15,864	15,625	(1)	239	*
Anthony G. Polak (14)	15,864	15,625	(1)	239	*
Richard Roth	7,933	7,813	(1)	120	*
Martin Westerman	3,173	3,125	(1)	48	*
Domaco Venture Capital Fund (14)	15,864	15,625	(1)	239	*
John Gross	7,933	7,813	(1)	120	*
Lester Petracca	79,320	78,125	(1)	1,195	*
RGM Group, LLC (14)	15,864	15,625	(1)	239	*
First Riverside Investors LP	94,776	93,750	(1)	1,026	*
Peter Gould	7,615	7,500	(1)	115	*
Ben Reuben	45,688	45,000	(1)	688	*
David Reimer (14)	7,933	7,813	(1)	120	*
Kenneth E. Chyten	7,933	7,813	(1)	120	*
Law Offices of Kenneth E. Chyten Defined Benefit Pension Plan	31,678	31,250	(1)	428	*
Douglas Jay Cohen	7,933	7,813	(1)	120	*
Martin Feinberg	15,864	15,625	(1)	239	*
William James Garner (8)	3,169	3,125	(1)	44	*
Zijun Guo	52,478	51,750	(1)	728	*
Eric Goldstein	13,944	13,750	(1)	194	*
Roger Shubin Luo	3,169	3,125	(1)	44	*
Stellar Investment Partners, LLC	15,845	15,625	(1)	220	*
Raine Peltokoski	10,141	10,000	(1)	141	*
Marcel Daniels	3,169	3,125	(1)	44	*
MKF Holdings, LLC	10,141	10,000	(1)	141	*
Robert Perry	25,303	25,000	(1)	303	*
David Kovacs	10,121	10,000	(1)	121	*
Brian Keller Simple IRA COR Clearing Custodian	10,438	10,313	(1)	125	*
Joseph Denora	5,061	5,000	(1)	61	*
Homer Graham	2,531	2,500	(1)	31	*
Vesselin Mihaylov (13)	145,881	145,125	(9)	756	*
Souheil and Alejandra Haddad JTWROS	63,048	62,500	(1)	548	*
Christopher Ellis	7,591	7,500	(1)	91	*
Evan Myrianthopoulos (14)	15,814	15,625	(1)	189	*
Sophie Reuben and Ben Reuben Living Trust	31,482	31,250	(1)	232	*
Haywood Securities Inc. ITF Pacific LNG Operations Ltd.	100,543	100,000	(1)	543	*
Jan Arnett	47,438	46,875	(1)	563	*
Ligi Investments, LLLP	31,420	31,250	(1)	170	*
Paul J. Kilgallon	31,420	31,250	(1)	170	*
Tianming Yang	50,124	50,000	(1)	124	*
Joseph Varvara	50,000	50,000	(11)	0	0
Anthony Buono	23,750	23,750	(11)	0
Vista Life Sciences LLC	1,049,875	1,049,875	(11)	0	0
DRC Partners, LLC	60,000	60,000		0	0

*	Less than 1%.

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(1)	Represents shares issuable upon conversion of shares of Series B Preferred Stock purchased in the 2016 Private Placement.
(2)	The selling stockholder is chief executive officer and director of the Company.
(3)	The selling stockholder is chief scientific officer and director of the Company.
(4)	The selling stockholder is a director of the Company.
(5)	The selling stockholder is chief financial officer of the Company.
(6)	Lynda Cranston, a director of the Company, has control over the selling stockholder.
(7)	John K. Bell, a director of the Company, has control over the selling stockholder.
(8)	The selling stockholder is a former director of the Company.
(9)	Includes 6,250 shares issuable upon conversion of shares of Series B Preferred Stock purchased in the 2016 Private Placement and 138,875 shares issuable upon exercise of warrants.
(10)	The selling stockholder is a managing director of investment banking at Newport Coast Securities Inc., a non-exclusive placement agent for the 2016 Private Placement. The selling stockholder purchased the purchased the securities in the ordinary course of business and at the time of the purchase of the securities, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(11)	Represent shares issuable upon exercise of warrants issued to designees of the placement agent for the Company’s private placement completed in the first quarter of 2013.
(12)	The selling stockholder is an affiliate of a broker-dealer. The selling stockholder is head of private equity banking with Aegis Capital Corp., a non-exclusive placement agent for the 2016 Private Placement. The selling stockholder purchased the purchased the securities in the ordinary course of business and at the time of the purchase of the securities, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(13)	The selling stockholder was previously a managing director of investment banking at Newport Coast Securities Inc., a non-exclusive placement agent for the 2016 Private Placement and broker-dealer. The selling stockholder purchased the securities in the ordinary course of business and at the time of the purchase of the securities, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(14)	The selling stockholder is an affiliate of a broker-dealer. The selling stockholder purchased the securities in the ordinary course of business and at the time of the purchase of the securities, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

PLAN OF DISTRIBUTION

The selling stockholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We agreed to keep this prospectus effective for a period of two years.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of DelMar Pharmaceuticals, Inc. as of and for the years ended June 30, 2016 and June 30, 2015 appearing in DelMar Pharmaceuticals Incorporated’s Annual Report on Form 10-K for the year ended June 30, 2016, have been audited by PricewaterhouseCoopers LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

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